Exhibit 99.1

OCO HOLDINGS, INC. AND SUBSIDIARIES

Consolidated Financial Statements

December 31, 2013 and 2012

(With Independent Auditors’ Report Thereon)

OCO HOLDINGS, INC. AND SUBSIDIARIES

Table of Contents

Page(s)

Independent Auditors’ Report	1–2

Consolidated Financial Statements:

Consolidated Balance Sheets	3–4

Consolidated Statements of Comprehensive Income	5

Consolidated Statements of Stockholders’ Equity	6

Consolidated Statements of Cash Flows	7–8

Notes to Consolidated Financial Statements	9–26

Independent Auditors’ Report

The Board of Directors and Stockholders
OCO Holdings, Inc. and Subsidiaries:

We have audited the accompanying consolidated financial statements of OCO Holdings, Inc. and its subsidiaries (the Company), which comprise the consolidated balance sheets as of December 31, 2013 and 2012, and the related consolidated statements of comprehensive income, stockholders’ equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditors consider internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of OCO Holdings, Inc. and its subsidiaries as of December 31, 2013 and 2012, and the results of their operations and their cash flows for the years then ended, in accordance with U.S. generally accepted accounting principles.

/s/ KPMG LLP

Minneapolis, Minnesota
April 21, 2014

OCO HOLDINGS, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

December 31, 2013 and 2012

	2013	2012
Assets
Current assets:
Cash and cash equivalents	$6,150,379	9,806,766
Receivables, net	27,239,156	19,029,328
Work in progress	2,326,709	2,752,104
Revenue in excess of billings	3,763,302	3,787,774
Prepaid expenses	1,209,745	992,869
Income tax receivable	1,319,590	658,383

Total current assets	42,008,881	37,027,224

Property and equipment:
Leasehold improvements	10,674,211	10,739,792
Furniture and fixtures	15,240,545	13,328,225

Total	25,914,756	24,068,017

Less accumulated depreciation	(9,337,453)	(5,967,405)

Net property and equipment	16,577,303	18,100,612

Other assets:
Goodwill	78,167,921	58,368,849
Other intangible assets, net	20,405,121	18,501,339
Other assets, net	190,963	258,698
Deferred financing fees, net	3,008,665	3,094,745

Total other assets	101,772,670	80,223,631

Total assets	$160,358,854	135,351,467

OCO HOLDINGS, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

December 31, 2013 and 2012

	2013	2012
Liabilities and Stockholders’ Equity

Current liabilities:
Trade accounts payable	$11,453,350	10,490,412
Accrued expenses	4,880,805	4,477,136
Deferred revenue	9,032,455	5,702,596
Deferred taxes	18,163	150,363
Payable to related party	4,630,337	—
Current maturities of long-term debt	9,000,000	5,362,500

Total current liabilities	39,015,110	26,183,007

Long-term liabilities:
Deferred rent	7,875,327	8,328,528
Deferred tax liability	1,546,950	2,103,022
Long-term debt, less current maturities	81,000,000	59,400,000

Total long-term liabilities	90,422,277	69,831,550

Total liabilities	129,437,387	96,014,557

Commitments and contingencies (note 7)

Stockholders’ equity:
Common stock (150,000 authorized, 63,708 and 60,019 issued, respectively)	64	60
Preferred stock (150,000 authorized, 30,640 and 41,655 issued, respectively; redemption value of $30,818,240 and $42,581,988, respectively)	31	42
Additional paid-in capital	32,575,104	37,984,068
Note receivable from stockholder	(497,930)	—
Retained (deficit) earnings	(630,459)	1,402,924
Accumulated other comprehensive loss	(525,343)	(50,184)

Total stockholders’ equity	30,921,467	39,336,910

Total liabilities and stockholders’ equity	$160,358,854	135,351,467

See accompanying notes to consolidated financial statements.

OCO HOLDINGS, INC. AND SUBSIDIARIES

Consolidated Statements of Comprehensive Income

Years ended December 31, 2013 and 2012

	2013	2012
Sales	$118,208,565	110,315,399
Production costs	24,402,386	19,869,012

Sales, net of production costs	93,806,179	90,446,387

Expenses:
General and administrative	71,047,138	66,243,570
Depreciation and amortization	8,906,043	8,454,109
Acquisition costs	876,082	—
Management fees and expenses	562,198	697,413
Foreign currency loss (gain)	334,888	(71,127)
Amortization of deferred financing fees	1,422,362	1,706,645
Interest expense	4,801,749	3,077,435

Total expenses	87,950,460	80,108,045

Net income before income taxes	5,855,719	10,338,342

Provision for income taxes	2,100,359	4,002,707

Net income	3,755,360	6,335,635

Other comprehensive (loss) income:
Foreign currency translation (loss) gain	(475,159)	165,438

Comprehensive income	$3,280,201	6,501,073

See accompanying notes to consolidated financial statements.

OCO HOLDINGS, INC. AND SUBSIDIARIES

Consolidated Statements of Stockholders’ Equity

Years ended December 31, 2013 and 2012

						Note	Retained	Accumulated
					Additional	receivable	earnings	other	Total
	Common stock*		Preferred stock**		paid-in	from	(accumulated	comprehensive	stockholders’
	Shares	Amount	Shares	Amount	capital	stockholder	deficit)	income (loss)	equity
Balance – December 31, 2011	59,665	$60	59,554	$60	62,632,707	—	8,161,351	(215,622)	70,578,556
Stock issued	538	—	—	—	53,614	—	—	—	53,614
Stock repurchased	(184)	—	—	—	(210,424)	—	—	—	(210,424)
Preferred stock redemption	—	—	(17,899)	(18)	(17,897,192)	—	—	—	(17,897,210)
Preferred dividends paid	—	—	—	—	(6,878,429)	—	(13,094,062)	—	(19,972,491)
Foreign currency translation	—	—	—	—	—	—	—	165,438	165,438
Stock compensation	—	—	—	—	98,597	—	—	—	98,597
Excess tax benefits from stock option exercises	—	—	—	—	185,195	—	—	—	185,195
Net income	—	—	—	—	—	—	6,335,635	—	6,335,635

Balance – December 31, 2012	60,019	60	41,655	42	37,984,068	—	1,402,924	(50,184)	39,336,910

Stock issued	3,938	4	3,242	3	7,692,284	—	—	—	7,692,291
Stock issued in exchange for note receivable	—	—	—	—	—	(497,930)	—	—	(497,930)
Stock repurchased	(249)	—	—	—	(289,475)	—	—	—	(289,475)
Preferred stock redemption	—	—	(14,257)	(14)	(14,255,560)	—	—	—	(14,255,574)
Preferred dividends paid	—	—	—	—	—	—	(5,788,743)	—	(5,788,743)
Foreign currency translation	—	—	—	—	—	—	—	(475,159)	(475,159)
Stock compensation	—	—	—	—	1,265,931	—	—	—	1,265,931
Excess tax benefits from stock option exercises	—	—	—	—	177,856	—	—	—	177,856
Net income	—	—	—	—	—	—	3,755,360	—	3,755,360

Balance – December 31, 2013	63,708	$64	30,640	$31	32,575,104	(497,930)	(630,459)	(525,343)	30,921,467

*Common stock, $0.001 par value. Authorized 110,000 voting shares; 62,796 and 59,554 issued and outstanding at December 31, 2013 and 2012, respectively.

Common stock, $0.001 par value. Authorized 40,000 nonvoting shares; 912 and 465 issued and outstanding at December 31, 2013 and 2012, respectively.

**Series A-1 Preferred Stock. $0.001 par value. Authorized 130,000 shares; 30,640 and 41,655 issued and outstanding at December 31, 2013 and 2012, respectively.

Series B-1 Preferred Stock $0.001 par value. Authorized 20,000 shares; no shares issued or outstanding.

See accompanying notes to consolidated financial statements.

OCO HOLDINGS, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

Years ended December 31, 2013 and 2012

	2013	2012
Cash flows from operating activities:
Net income	$3,755,360	6,335,635
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,906,043	8,454,109
Amortization of deferred financing fees	659,228	1,706,645
Deferred rent	(453,201)	1,062,971
Deferred taxes	(633,395)	1,502,466
Stock compensation	1,265,931	98,597
Gain on disposal of assets	81,686	3,644
Changes in operating assets and liabilities, net of effects of acquisitions:
Receivables	(5,314,524)	2,651,082
Work in process	348,820	968,047
Revenue in excess of billings	33,576	(364,618)
Prepaid expenses and other assets	(480,735)	(1,134,845)
Accounts payable	1,078,548	(3,925,797)
Accrued expenses	425,092	(2,095,875)
Deferred revenue	1,840,888	(999,204)

Net cash provided by operating activities	11,513,317	14,262,857

Cash flows from investing activities:
Purchases of property and equipment	(2,259,953)	(5,360,993)
Acquisitions, net of cash acquired	(17,506,869)	—

Net cash used in investing activities	(19,766,822)	(5,360,993)

OCO HOLDINGS, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

Years ended December 31, 2013 and 2012

	2013	2012
Cash flows from financing activities:
Borrowings under credit facility	$28,950,000	66,000,000
Principal repayments of credit facility	(3,712,500)	(37,523,748)
Payments on equipment note	—	(168,305)
Payments of debt issuance costs	(573,148)	(3,257,626)
Proceeds received from the issuance of stock	194,195	12,341
Repurchases of stock	(289,475)	(196,079)
Payment of preferred dividends	(5,788,743)	(19,972,491)
Redemption of preferred equity	(14,255,574)	(17,897,210)
Excess tax benefits from stock-based compensation arrangements	177,856	185,195

Net cash provided by (used in) financing activities	4,702,611	(12,817,923)

Net decrease in cash and cash equivalents	(3,550,894)	(3,916,059)

Effect of exchange rates on cash	(105,493)	105,391
Cash and cash equivalents – beginning of year	9,806,766	13,617,434

Cash and cash equivalents – end of year	$6,150,379	9,806,766

Supplemental disclosures of cash flow information:
Cash paid for interest	$4,793,915	3,190,419
Cash paid for taxes	2,678,366	2,895,143

Supplemental disclosures of noncash financing activities:
Leasehold improvements received via tenant allowance	$—	7,205,463
Stock issued in exchange for note receivable	497,930	—
Increase in payable to related-party for acquisition earn-out	4,778,000	—
Issuance of equity for acquisitions	7,000,166	—

See accompanying notes to consolidated financial statements.

OCO HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2013 and 2012

(1)	Summary of Significant Accounting Policies

(a)	Organization and Nature of Operations

OCO Holdings, Inc. (the Company) is a Delaware corporation established to acquire and hold an investment in its wholly owned subsidiary, Olson + Co., Inc. (Olson).

Olson is a full-service agency providing advertising, interactive, public relations, brand design, media services, strategy, and production for some of the world’s most respected brands, with offices in Minnesota, Illinois, Texas, California, New York, and Ontario, Canada.

Four private equity entities affiliated with KRG Capital Management LP (KRG) own 69% of the preferred stock and 72% of the common stock of the Company. The remainder of the Company is owned by management, directors, and certain other investors. This organizational structure resulted from the original issuance of the Company’s stock to KRG, management, and certain other investors and the acquisition of Bonfire Partners, LLC (Denali), Olson PR, LLC (Dig), MyThum Interactive, Inc. (MyThum), and PulsePoint Group, LLC (note 2). These acquisitions were accounted for using the purchase method of accounting.

(b)	Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Olson. Upon consolidation, all intercompany accounts and transactions are eliminated.

(c)	Concentration of Credit Risk

Substantially all cash is deposited in three financial institutions. At times, amounts on deposit may be in excess of the Federal Deposit Insurance Corporation insurance limit.

Olson performs periodic credit evaluations of its customers’ financial condition and generally grants credit on an unsecured basis. On a combined basis, two clients accounted for 21% and 31% of Olson’s revenue for the year ended December 31, 2013 and 2012, respectively. One client accounted for 18% of Olson’s accounts receivable as of December 31, 2012.

(d)	Use of Estimates

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. The following amounts presented in the consolidated financial statements are subject to management estimates: allowance for uncollectible receivables, work in progress, revenue in excess of billings, deferred revenue, and valuation of intangible and deferred tax assets. Actual results could differ from those estimates.

OCO HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2013 and 2012

(e)	Revenue Recognition

Revenues are recognized as services are performed for hourly projects and on the proportional performance method for projects with fixed fees, measured by the percentage of project costs incurred to date to estimated total costs for each project. Out-of-pocket expenses are recorded on a gross basis to cost of sales. This method is used because management considers expended costs to be the best available measure of progress on these projects. Revenues on retainer projects are recognized ratably over the life of the contract, generally 3–12 months.

Olson acts as an agent and arranges for media advertising for its clients. As an agent, Olson is responsible for invoicing the client for media advertising, collecting these sums, and remitting payment to the client’s vendors. Revenue from these transactions is recognized in the month the advertising occurs. Under these arrangements, Olson reports revenue and cost of sales on a net basis.

(f)	Foreign Currency Translation

Monetary assets and liabilities denominated in foreign currencies are translated at the prevailing rates of exchange at the balance sheet date. Nonmonetary units are translated at historic rates. Revenue and expenses are translated at the average exchange rate for the period. Unrealized exchange gains and losses from translation are included in other comprehensive income. Unrealized and realized exchange gains and losses from translation of an intercompany note that Olson maintains with its Canadian subsidiary are included in earnings.

(g)	Cash and Cash Equivalents

Cash in excess of daily requirements is invested in marketable securities with maturities of three months or less. Such investments are deemed to be cash equivalents for purposes of the Consolidated Statement of Cash Flows.

(h)	Accounts Receivable

Olson provides an allowance for bad debts based on management judgment considering historical information. Services are sold on an unsecured basis. Payment is required 0–30 days after receipt of the invoice. Accounts past due for more than 60 days are individually analyzed for collectibility. When all collection efforts have been exhausted, the account is written off against the related allowance. In addition, an allowance is provided for other accounts when a significant pattern of uncollectibility has occurred. At December 31, 2013 and 2012, the allowance was $216,024 and $200,184, respectively.

(i)	Work in Progress

Work in progress represents fees and costs for services incurred that have not yet been billed to the respective clients. These amounts are recorded at the amount that will ultimately be billed to the clients.

(j)	Property and Equipment

Property, equipment, and leasehold improvements are carried at cost, less accumulated depreciation. Depreciation is based on the shorter of the estimated useful lives or lease term of property, equipment, and leasehold improvements. Depreciation is calculated on the straight-line basis over 3–15 years. Depreciation expense for the years ended December 31, 2013 and 2012 was $3,808,130 and $3,267,391, respectively.

OCO HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2013 and 2012

Major additions and betterments are capitalized, while maintenance and repairs, which do not improve or extend the life of the respective asset, are expensed in the year incurred. When property is disposed of, the asset and related accumulated depreciation or amortization are removed from the accounts. Any resulting gain or loss is reflected in the consolidated statements of operations.

(k)	Valuation of Long-Lived Assets

Long-lived assets, such as property and equipment, and purchased intangible assets subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If circumstances require that a long-lived asset or asset group be tested for possible impairment, Olson first compares undiscounted cash flows expected to be generated by that asset or asset group to its carrying value. If the carrying value of the long-lived asset or asset group is not recoverable on an undiscounted cash flow basis, an impairment is recognized to the extent that the carrying value exceeds its fair value. Fair value is determined through various valuation techniques including discounted cash flow models, quoted market values, and third-party independent appraisals, as considered necessary. For the years ended December 31, 2013 and 2012, Olson determined that no impairment loss had occurred.

(l)	Goodwill and Indefinite-Lived Intangibles

Goodwill represents the excess of the aggregate purchase price over the fair value of the net assets acquired in a business combination. Goodwill and intangible assets with indefinite useful lives are reviewed for impairment at least annually or when a triggering event occurs.

Olson determined that it has one reporting unit, and reviewed the fair value of its reporting unit with its corresponding carrying amount (with goodwill) during the fourth quarter of fiscal 2013. As of December 31, 2013, Olson performed an analysis of qualitative factors to determine whether it is more likely than not that the fair value of the reporting unit is less than its carrying amount as a basis for determining whether it is necessary to perform the two-step goodwill impairment test. Based on Olson’s analysis of qualitative factors, Olson determined that is was not necessary to perform the two-step goodwill impairment test for its reporting units.

As of December 31, 2013, Olson also performed an analysis of qualitative factors to determine whether it is more likely than not that its indefinite-lived intangible assets, which consist of certain trade names, are impaired. Based on Olson’s analysis of qualitative factors, Olson determined that is was not necessary to perform a quantitative impairment analysis of its indefinite-lived intangible assets. There was no indefinite-lived intangible asset impairment in fiscal 2013 and 2012.

(m)	Other Intangible Assets

Olson recognizes and reports the value of other intangible assets created through business acquisitions. Capitalized customer relationships are amortized on a straight-line basis over the estimated term Olson retains its customers. Noncompete agreements are amortized on a straight-line basis over the term of the agreement, generally 4 to 5 years.

OCO HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2013 and 2012

(n)	Deferred Financing Costs

Olson capitalizes the costs associated with securing debt financing and amortizes those costs to interest expense over the estimated term of the financing.

(o)	Share-Based Compensation

Olson has various share-based compensation programs, which provide for equity awards, including stock options and phantom stock. Olson uses the straight-line method to recognize compensation expense associated with share-based awards based on the fair value on the date of grant, net of the estimated forfeiture rate. Expense is recognized over the requisite service period related to each award, which is the period between the grant date and the vesting term. The fair value of stock options is estimated using the Black-Scholes-Merton option pricing model. Stock compensation expense is recorded in general and administrative expenses in the consolidated statements of comprehensive income. See note 8 to the consolidated financial statements for additional information.

(p)	Deferred Rent

Olson recognizes rent holidays, including the time period during which Olson has access to the property prior to the opening of the site, as well as construction allowances and escalating rent provisions, on a straight-line basis over the term of the operating lease.

(q)	Advertising Costs

Advertising costs are expensed as incurred. Olson does not incur any direct-response advertising costs. Advertising expense was $59,039 and $185,413 for the years ended December 31, 2013 and 2012, respectively.

(r)	Fair Value of Financial Statements

The carrying amounts of cash and cash equivalents, receivables, trade accounts payable, accrued expenses, payable to related party, and the current maturities of long-term debt approximate fair value because of the short maturity of these financial instruments.

The carrying amount of long-term debt and other long-term liabilities approximates fair value because the rates and terms of the existing arrangement approximate the current rates and terms at which Olson could borrow funds with similar remaining maturities.

(s)	Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

OCO HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2013 and 2012

Olson recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs.

(2)	Business Acquisitions

On December 13, 2013, Olson acquired 100% of the membership units of PulsePoint Group, LLC (PulsePoint), an Austin Texas-based digital management consulting firm, resulting in PulsePoint becoming a wholly owned subsidiary of Olson. The results of PulsePoint’s operations have been included in the consolidated financial statements since that date.

The preliminary purchase price was $24,612,761, including acquired cash of $240,644 and an estimated post-closing working capital reduction of $134,918, which is pending final resolution at December 31, 2013. Pursuant to the terms of the agreement, Olson is contingently obligated to make additional consideration payments not to exceed $10,000,000 to the sellers should PulsePoint’s financial performance exceed certain thresholds. Olson recorded $4,778,000 as an estimate of additional consideration under this agreement. This estimated consideration, net of the working capital reduction, is recorded as a payable to related parties in the accompanying consolidated balance sheet at December 31, 2013.

The following table summarizes the fair value of the assets acquired and liabilities assumed under this acquisition for the year ended December 31, 2013:

2013
Purchase price:
Purchase price per agreement	$24,747,679
Working capital adjustment	(134,918)

Adjusted purchase price	24,612,761

Estimated contingent consideration	4,778,000

Total purchase price	$29,390,761

Allocation of purchase price:
Current assets	$1,983,550
Property and equipment	124,148
Intangible assets	7,124,200
Goodwill	20,355,889

Total assets acquired	29,587,787

Liabilities assumed	(197,026)

Net assets acquired	$29,390,761

The excess of purchase price over the fair value amounts assigned to the assets acquired and liabilities assumed represents goodwill.

OCO HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2013 and 2012

(3)	Goodwill and Other Intangible Assets

(a)	Acquired Intangible Assets

	December 31, 2013
	Weighted
	average	Gross		Net
	remaining	carrying	Accumulated	carrying
	life	amount	amortization	amount
	(in years)
Trademark	Indefinite life	$5,881,338	—	5,881,338
Trademark	2.9	321,000	(5,465)	315,535
Noncompete agreements	2.1	3,138,186	(2,217,321)	920,865
Customer relationships	3.9	26,360,308	(15,032,140)	11,328,168
Technology and other	6.2	2,710,886	(751,671)	1,959,215
Total		$38,411,718	(18,006,597)	20,405,121

	December 31, 2012
	Weighted
	average	Gross		Net
	remaining	carrying	Accumulated	carrying
	life	amount	amortization	amount
	(in years)
Trademark	Indefinite life	$5,881,338	—	5,881,338
Trademark	1.0	985,715	(918,154)	67,561
Noncompete agreements	2.1	2,866,119	(1,620,708)	1,245,411
Customer relationships	2.6	20,482,495	(11,048,827)	9,433,668
Technology and other	7.4	2,396,205	(522,844)	1,873,361
Total		$32,611,872	(14,110,533)	18,501,339

Aggregate amortization expense for intangible assets was $4,976,023 and $5,092,647 for the years ended December 31, 2013 and 2012, respectively. Future amortization expense is as follows:

Year ending December 31:
2014	$5,716,036
2015	2,847,228
2016	1,929,479
2017	1,372,370
2018	1,260,196
Thereafter	1,298,474
$14,423,783

OCO HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2013 and 2012

(b)	Goodwill

The changes in the carrying amount of goodwill for the years ended December 31, 2013 and 2012 were as follows:

Balance – December 31, 2011	$58,154,968
Change in translation	213,881

Balance – December 31, 2012	58,368,849

Acquisition of PulsePoint	20,355,889
Change in translation	(556,817)

Balance – December 31, 2013	$78,167,921

(4)	Deferred Financing Fees

Deferred financing fees relate to the costs incurred to secure financing for Olson. Olson paid $1,336,283 and $3,257,626 in financing costs associated with the amendments to the Credit Facility in 2013 and 2012, respectively (note 6). The balance of deferred financing fees at December 31, 2013 and 2012 was as follows:

	2013	2012
Gross carrying amount	$3,830,774	3,257,626
Accumulated amortization	(822,109)	(162,881)

Net deferred financing fees	$3,008,665	3,094,745

For the year ended December 31, 2013, amortization of deferred financing fees was $1,422,362. Amortization of deferred financing fees for the year ended December 31, 2012 was $1,706,645, which included the write-off of the remaining balance of unamortized deferred financing fees under the Original Credit Agreement (note 6).

(5)	Related-Party Transactions

Four private equity entities affiliated with KRG own 69% of the preferred stock and 72% of the common stock of the Company. The remainder of the Company is owned by management, directors, and certain other investors.

The Company is party to a management agreement with KRG, whereby KRG provides governance, strategic and tactical planning, and advice to the Company. The agreement provides for annual management fees to KRG in the amount of $480,000, to be paid in twelve monthly installments of $40,000, plus reimbursement for expenses. The management fees and expenses paid for the years ended December 31, 2013 and 2012 totaled $562,198 and $697,413, respectively. The five-year agreement expires October 2014, but provides for an automatic renewal thereafter on a year-to-year basis unless one party gives the other thirty days prior written notice of desire not to renew this agreement.

OCO HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2013 and 2012

Pursuant to the terms of the management agreement, the Company also paid transaction fees to KRG related to its Credit Facility amendments and acquisitions totaling $1,059,000 and $1,520,000 for the years ended December 31, 2013 and 2012, respectively.

One of the Company’s former minority shareholders held a minority ownership interest in a Minneapolis property leased by the Company until February 2012. Operating lease payments totaling $124,994 for the year ended December 31, 2012 were paid under this lease agreement.

(6)	Debt

Long-term debt consisted of the following as of December 31, 2013 and 2012:

	2013	2012
Credit facility	$90,000,000	64,762,500
Less current maturities	(9,000,000)	(5,362,500)
Total long-term debt	$81,000,000	59,400,000

Credit Agreement

On December 13, 2013, in conjunction with the acquisition of PulsePoint, Olson entered into an amended and restated credit agreement (the 2013 Amended Agreement), which increased Olson’s term loan borrowing to $90,000,000. In addition to funding the acquisition of PulsePoint, the incremental proceeds were used for the payment of Series A-1 Preferred Stock cash dividends and the redemption of Series A-1 Preferred Stock. Under the 2013 Amended Agreement, Olson also has the ability to borrow up to $10,000,000 under a revolving loan commitment, subject to certain restrictions described below. The term and revolving loans under the 2013 Amended Agreement mature September 2017. Olson incurred $1,336,283 in financing fees in securing the 2013 Amended Agreement. These fees and the remaining fees from the original credit agreement are being amortized to interest expense over the remaining term of the 2013 Amended Agreement.

The original credit agreement for the term loan and revolving loan (collectively, the Original Credit Agreement) was entered into in 2010 with various financial institutions. The initial borrowings under the term loan were $18,000,000 and Olson could borrow up to $7,000,000 pursuant to the revolving loan.

In 2011, the Original Credit Agreement was amended to allow for additional principal borrowings on the term loan of $8,400,000, increasing the term loan to $41,000,000 and the revolver commitment to $9,000,000.

On September 28, 2012, Olson entered into an amended and restated credit agreement (the 2012 Amended Agreement), which increased the Olson’s term loan borrowing to $66,000,000. The proceeds were used for the repayment of the Original Credit Agreement, the payment of Series A-1 Preferred Stock cash dividends, and the redemption of Series A-1 Preferred Stock. Olson incurred $3,257,626 in financing fees in securing the 2012 Amended Agreement. These fees are being amortized to interest expense over the remaining term of the 2013 Amended Agreement.

OCO HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2013 and 2012

Under the 2013 Amended Agreement, the term loan requires quarterly installments of principal beginning with the quarter ended March 31, 2014, with a final lump-sum payment due on the expiration of the agreement. The 2013 Amended Agreement allows for prepayment of the outstanding principal amount and all accrued but unpaid interest and fees. A mandatory annual prepayment based on Olson’s Consolidated Excess Cash Flow (as defined in the 2013 Amended Agreement) is due and payable 135 days following each fiscal year beginning with fiscal year 2014.

Borrowing availability under the revolving loan is an amount equal to the lesser of the revolving loan commitment and a calculated amount based on a multiple of Consolidated EBITDA (as defined in the 2013 Amended Agreement) minus other outstanding debt or letters of credit. At December 31, 2013 and 2012, Olson had no borrowings outstanding under the revolving loan commitment. Olson had $7,383,333 available under the revolving loan at December 31, 2013. Olson must pay an annual commitment fee of 0.50% on the unused portion of the revolving loan, and a letter of commitment fee ranging from 5.25%-5.75% on outstanding letters of credit. Undrawn letters of credit totaling $2,616,667 and $2,700,000, respectively, were issued and outstanding at December 31, 2013 and 2012.

The interest rate for the term loan and amounts drawn under the revolving loan is equal to the Base rate, defined as the higher of the Prime rate, the Fed Funds rate plus 0.50%, or LIBOR plus 2.0%, plus an additional margin of 4.25%–4.75% based on Olson’s Consolidated Total Leverage Ratio (Leverage Ratio, as defined in the 2013 Amended Agreement). Olson may elect to fix the interest rate on a portion of the term loan for a period of one, two, three or six months at a rate equal to the greater of the LIBOR or 1.5%, plus a margin of 5.25%–5.75% based on the Leverage Ratio. Interest is payable monthly on the Base rate borrowings, and due upon expiration of the interest option period for borrowings under the LIBOR option.

Amounts outstanding under the LIBOR option interest rate at December 31, 2013 and 2012 aggregated $90,000,000 and $64,762,500, respectively. The effective interest rate was 7.25% and 7.00% at December 31, 2013 and 2012, respectively.

Obligations under the 2013 Amended Agreement are collateralized by substantially all of the assets of the Company and its subsidiaries, now owned or hereafter acquired. The 2013 Amended Agreement contains customary covenants that, among other things, require satisfaction of various annual and interim financial tests, and restrict the Company’s ability to incur additional indebtedness, pay cash dividends on common or preferred stock, and purchase or redeem any equity securities. In addition, the 2013 Amended Agreement restricts liens on assets. The 2013 Amended Agreement also provides for customary events of default, including events that constitute a material adverse effect as defined therein, which may accelerate outstanding amounts under the 2013 Amended Agreement. The Company believes that no such events have occurred nor are probable of occurring in the future. Olson was in compliance with all covenants at December 31, 2013 and 2012.

OCO HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2013 and 2012

Future aggregate scheduled maturities of the term loan are as follows:

Amount
Year ending December 31:
2014	$9,000,000
2015	9,000,000
2016	9,562,500
2017	62,437,500
Total	$90,000,000

(7)	Commitments and Contingencies

(a)	Operating Lease

Olson leases office space and equipment. Real estate, property taxes, insurance, and maintenance expenses related to the office space are obligations of Olson. Olson has various office space leases, expiring at various dates through January 2027, with monthly payments ranging from $1,055 to $271,016. The majority of these leases have escalation clauses. In accordance with generally accepted accounting principles, the monthly lease expenses are recorded on a straight-line basis over the length of the lease. These differences are recorded through deferred rent. In conjunction with the move of Olson’s Minneapolis and Chicago headquarters, completed January 2012 and March 2012, respectively, landlord-provided tenant improvements of $7,205,463 were recorded to leasehold improvements and deferred rent for the year ended December 31, 2012. These improvements are being depreciated over the life of the lease, with the corresponding deferred rent credit reducing rent expense over the same term. Equipment leases expire at various dates through November 2016 with monthly payments ranging from $335 to $13,833.

Estimated future operating lease payments are as follows:

Amount
Year ending December 31:
2014	$4,614,367
2015	4,877,989
2016	4,898,059
2017	4,795,454
2018	4,948,215
Thereafter	34,051,161
$58,185,245

Total lease expense for the years ended December 31, 2013 and 2012 was $3,289,608 and $3,298,665, respectively. Operating lease payments totaling $124,994 were paid to a related party in 2012.

OCO HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2013 and 2012

(b)	Legal Proceedings

Olson is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on Olson’s consolidated financial position, results of operations, or liquidity.

(8)	Stockholders’ Equity

At December 31, 2013, capital stock consists of 150,000 authorized shares of $0.001 par value common stock and 150,000 authorized shares of $0.001 par value preferred stock. At December 31, 2013 and 2012, there were 63,708 and 60,019 shares of common stock and 30,640 and 41,655 shares of Series A-1 Preferred Stock outstanding, respectively.

(a)	Common Stock

The 150,000 authorized common shares consist of 110,000 designated voting common stock and 40,000 designated nonvoting common stock. Under the Company’s 2009 Stock Incentive Plan, 1,000 shares of voting common stock and 28,250 shares of nonvoting common stock are reserved for issuance.

Holders of the voting common shares are entitled to one vote per share on all matters submitted to a vote of stockholders, including election of directors.

In the event that any employee stockholder terminates employment for any reason (other than death or disability), the Company may elect (in its sole discretion) to purchase such employee’s common shares. The purchase price for such shares shall be the greater of the fair value as determined in good faith by the board of directors as of the date of termination or the price at which such shares were issued.

(b)	Preferred Stock

The 150,000 authorized preferred shares consist of 130,000 shares designated as Series A-1 Redeemable Preferred Stock and 20,000 shares designated as Series B-1 Contingent Preferred Stock. Under the Company’s 2009 Stock Incentive Plan, 1,000 shares of Series A-1 Redeemable Preferred Stock and 100 shares of Series B-1 Contingent Preferred Stock are reserved for issuance.

(c)	Series A-1 Redeemable Preferred Stock

Except as described below, the Series A-1 Redeemable Preferred Stock is generally not entitled to a vote but is entitled to receive cumulative preferred dividends at a rate equal to 12% per year, compounded annually, based on an original issue price of $999.90 per share. Such dividends are to be paid in legally available funds if and when declared by the Company’s board of directors, or upon a Liquidity event, as defined.

In December 2013, the Company paid cash dividends totaling $5,788,743 and redeemed 14,257 shares of Series A-1 preferred stock for $14,255,574. During September and October of 2012, the Company paid cash dividends totaling $19,972,491 and redeemed 17,899 shares of Series A-1 preferred stock for $17,897,210.

OCO HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2013 and 2012

At December 31, 2013 and 2012, $181,304 and $931,153 of undeclared and unpaid dividends had accumulated, respectively. The Company has not recorded these amounts at either December 31, 2013 or 2012 as the dividends are contingently payable based on future events.

The holders of a majority of the outstanding Series A-1 Redeemable Preferred Stock, voting together as a single class, are necessary to approve or ratify any amendment, alteration, or repeal of any provision of the Certificate of Incorporation or the Bylaws, any increase or decrease in the authorized number of shares of common stock or preferred stock, any dissolution, liquidation, recapitalization, merger, or public offering of the Company, any change in the size of the board of directors of the Company, and certain other matters.

Upon any liquidation, dissolution, or winding up of the Company, each share of Series A-1 Redeemable Preferred Stock is entitled to a liquidation value equal to $999.90 per share plus all accrued but unpaid dividends (as adjusted for any future stock splits, stock combinations, stock dividends, or similar transactions) regardless of whether or not these amounts have been declared (Liquidation Value).

Shares of Series A-1 Redeemable Preferred Stock are redeemable at any time at the option of the Company’s board of directors, closing of a qualified public offering, significant change in ownership, and a fundamental change. The redemption price is Liquidation Value. If a fundamental change (generally defined as a change in control of the business) occurs, holders of at least a majority of the outstanding shares of Series A-1 Redeemable Preferred Stock may require the Company to redeem all or a pro rata portion of these shares at Liquidation Value.

In the event that any employee stockholder terminates employment for any reason (other than death or disability), the Company may elect (in its sole discretion) to purchase such employee’s Redeemable Preferred Stock and common shares. The purchase price for such shares shall be the greater of the fair value as determined in good faith by the board of directors as of the date of termination or the price at which such shares were issued.

(d)	Series B-1 Contingent Preferred Stock

There are no shares of Series B-1 Contingent Preferred Stock outstanding. Shares of Series B-1 Contingent Preferred Stock carry no voting rights. Holders of Series B-1 Contingent Preferred Stock are not entitled to dividends unless dividends are declared and paid on the outstanding shares of nonvoting common stock (including any previously accrued but unpaid dividends). However, the conversion rate for shares of Series B-1 Contingent Preferred Stock is adjusted to account for stock splits, dividends, and other distributions on the Company’s common stock as if the Series B-1 Contingent Preferred Stock were common stock as of its original issue date.

Shares of Series B-1 Contingent Preferred Stock become Series B-1 Convertible Preferred Stock and are convertible into common stock to the extent that the shares of Series A-1 Redeemable Preferred Stock and common stock realize gains (as defined in the amended and restated certificate of incorporation) on the disposition of Company shares above certain defined internal rates of return. The Series B-1 Convertible Preferred Stock automatically converts into common stock immediately prior to a registered initial public offering and certain change of control transactions. The conversion ratio is variable and is based on the internal rate of return achieved by the holders of Series A-1 Redeemable Preferred Stock and common stock. Any remaining portion of the shares of Series B-1 Contingent Preferred Stock that were not qualified for conversion to common stock are redeemed at the original conversion price of $0.10 per share upon a Liquidity event.

OCO HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2013 and 2012

(e)	Incentive Equity Plans

The Company established an employee stock option plan providing officers, directors, key employees, and other persons stock-based compensation and investment opportunities. The plan allows for the grant of stock options and the sale of common and preferred shares. Options granted under the plan may be nonqualified stock options or incentive stock options. The plan establishes three types of awards: (1) Investment Units consisting of one share of Series A-1 Redeemable Preferred Stock and one share of Voting Common Stock, (2) Nonvoting Common Stock, and (3) Series B-1 Contingent Preferred Stock. Stock-based compensation costs under these plans that have been included in general and administrative expenses in the consolidated statements of comprehensive income amounted to $1,265,931 and $98,597 for the years ended December 31, 2013 and 2012, respectively. The total income tax benefit recognized for stock-based compensation was $177,877 and $185,195 for the years ended December 31, 2013 and 2012, respectively.

Each option granted under the plan expires in 10 years from the grant date, unless the award is an incentive stock option. Options awarded to grantees that are a 10% or greater stockholder are intended to be an incentive stock option, in which case the option expires five years from the grant date. These options vest at the rate of 1/5 of the total number of shares on each anniversary date beginning on the first anniversary of the grant.

At December 31, 2013, the Company has reserved 1,000 Investment Units, 28,250 shares of Nonvoting Common Stock, and 100 shares of Series B-1 Contingent Preferred Stock for issuance under this plan.

OCO HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2013 and 2012

Option activity for nonvoting common stock during the periods indicated was as follows:

			Weighted
			average
	Shares	Shares	exercise price
	outstanding	available	per share
Balance, December 31, 2011	15,370	4,236	$151
Granted	1,010	(1,010)	816
Canceled	(1,202)	1,202	233
Exercised	(538)	—	100

Balance, December 31, 2012	14,640	4,428	193

Increase in shares available	—	8,500	—
Granted	12,360	(12,360)	1,552
Canceled	(1,134)	1,134	177
Exercised	(716)	—	369

Balance, December 31, 2013	25,150	1,702	$501

Vested, December 31, 2013	8,526
Vested, December 31, 2012	5,806

The options are scheduled to vest as follows:

Number of
shares
Year ending December 31:
2014	4,477
2015	3,958
2016	3,123
2017	2,634
2018	2,432

OCO HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2013 and 2012

A summary of the status of the Company’s nonvested shares as of December 31, 2013 and 2012, and changes during the years ended December 31, 2013 and 2012, is presented below:

		Weighted
		average
		grant-date
Nonvested shares	Shares	fair value
Balance at December 31, 2011	11,850	$77
Granted	1,010	335
Vested	(1,182)	(98)
Forfeited	(2,844)	(62)

Balance at December 31, 2012	8,834	77

Granted	12,360	416
Vested	(3,436)	(82)
Forfeited	(1,134)	(135)

Balance at December 31, 2013	16,624	$337

At December 31, 2013, there was $3,099,729 of total unrecognized compensation cost related to unvested stock options granted under the Plan. That cost is expected to be recognized over the next five years.

The grant-date fair value of each option award is estimated on the date of grant using the Black-Scholes-Merton option pricing model. Since the Company is a private entity with no historical data on the volatility of its stock, the expected volatility is based on volatility of similar entities (referred to as guideline companies). In evaluating similarity, the Company considered characteristics such as industry, stage of life cycle, size, and financial leverage. The expected term of options granted is determined using the “shortcut” method, where the expected term is presumed to be the midpoint between the vesting date and the end of the contractual term. The risk-free rate is based on the U.S. Treasury yield curve in effect at the time of grant for the estimated life of the option. The Company has never declared or paid any cash dividends and does not presently plan to pay cash dividends in the foreseeable future.

The estimated weighted average grant date fair value of options granted during the years 2013 and 2012 was $415.65 and $334.70, respectively, as of the date of grant, using the Black-Scholes-Merton option pricing model with the following assumptions:

	2013	2012
Valuation assumption:
Expected dividend yield	—%	—%
Expected volatility	35.94	37.58
Expected term (years)	6.5	6.5
Risk-free interest rate	1.99%–2.88%	2.04%

OCO HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2013 and 2012

The Company has a phantom equity incentive plan, which provides grantees with the right to receive a specified number of phantom equity units upon a Liquidity event, as defined. The equity units entitle an employee to receive a cash payment at the time of liquidation if the Liquidity Event Value of the Company’s common stock, as defined, exceeds a minimum threshold of $1,000 per share. These units vest in full upon a Liquidity event. A total of 2,120 equity units were granted under this plan in 2012. Based on the characteristics of the phantom equity plan, the Company concludes that the phantom stock awards are considered a liability-classified award under the Accounting Standards Codification 718-10, Compensation—Stock–Compensation—Overall. The value of these awards will be determined based on the fair value of the Company’s common shares as determined by the Liquidity event. However, because the awards vest upon the occurrence of a performance condition, which is not probably of occurrence, no compensation cost will be recognized until the occurrence of the Liquidity event.

(9)	Employee Benefit Plans

401(k) Plan

Olson has a profit sharing plan qualifying under Section 401(k) of the Internal Revenue Code. The provisions of the plan provide that an employee’s contribution may be matched by an Olson contribution up to a certain limit. Olson may also make a discretionary contribution. The plan covers substantially all employees after specified periods of service and attainment of minimum age requirements. Olson made contributions of $752,447 and $726,227 for the years ended December 31, 2013 and 2012, respectively.

(10)	Income Taxes

The income tax provision for the years ended December 31, 2013 and 2012 consisted of the following:

	2013	2012
Current:
U.S. federal	$1,764,830	1,732,082
State	430,185	434,726
Foreign	562,570	387,240
Deferred:
U.S. federal	(328,467)	1,359,667
State	(76,124)	283,892
Foreign	(252,635)	(194,900)
Total provision for income taxes	$2,100,359	4,002,707

OCO HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2013 and 2012

The reconciliation of the effective combined federal and state income tax rates to the federal statutory income tax rate of 34% was as follows for the years ended December 31, 2013 and 2012:

	2013	2012
Federal statutory tax rate	34.0%	34.0%
State taxes, net of federal tax effect	3.6	4.4
Benefit of foreign operations	(1.5)	(0.3)
Permanent items	1.1	0.9
Uncertain tax positions	—	(0.1)
Other	(1.3)	(0.2)
Total effective combined federal and state income tax rate	35.9%	38.7%

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 2013 and 2012 are presented below:

	2013	2012
Deferred tax assets:
Deferred rent and accrued expenses	$3,064,695	3,277,182
Accrued compensation	690,373	165,925
Other	102,308	1,562
Total deferred tax assets	3,857,376	3,444,669
Deferred tax liabilities:
Property, equipment, and intangible assets	(5,211,236)	(5,426,442)
Prepaid expenses	(211,253)	(271,612)
Total deferred tax liabilities	(5,422,489)	(5,698,054)
Net deferred tax liability	$(1,565,113)	(2,253,385)

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and carryback potential in making this assessment. Based upon the availability of carryback potential and reversal of deferred tax liabilities over the periods in which the deferred tax assets are deductible, management believes it is more likely than not that Olson will realize the benefits of these deferred tax assets at December 31, 2013 and 2012.

As of December 31, 2013, Olson had approximately $2,249,903 of accumulated undistributed earnings from its Canadian subsidiary, which are considered to be reinvested indefinitely. No deferred tax liability has been provided for such earnings.

As of December 31, 2013 and 2012, the unrecognized tax benefit accrual was insignificant. Olson has elected to classify any future interest and penalties as a component of income tax expense if incurred.

Olson files income tax returns in the U.S. federal jurisdiction and state jurisdictions. As of December 31, 2013, Olson was no longer subject to income tax examinations for taxable years before 2009 for U.S. federal taxing authorities, and taxable years generally before 2008 in the case of state taxing authorities.

(11)	Subsequent Events

Subsequent events have been evaluated up to and including April 21, 2014, which is the date these consolidated financial statements were available to be issued.